EXHIBIT 10.39

                              EMPLOYMENT AGREEMENT

      This Agreement (the "Agreement"), is effective as of the 28th day of April, 1998, by and among STEPHAN D. DEUTSCH, M.D., residing at 82 Freeman Parkway, Providence, Rhode Island 02906 (referred to herein as "Dr. Deutsch"), CAREADVANTAGE, INC., a Delaware corporation with its principal place of business at Metropolitan Corporate Plaza, 485 C Route 1, Iselin, New Jersey 08830 (referred to herein as "CAI"), and CAREADVANTAGE HEALTH SYSTEMS, INC., a Delaware corporation that is wholly-owned by CAI, with its principal place of business at Metropolitan Corporate Plaza, 485 C Route 1, Iselin, New Jersey 08830 (referred to herein as "CAHS").

      WHEREAS, Dr. Deutsch is a duly licensed, highly credentialed, board certified and respected orthopedic surgeon who enjoys an outstanding reputation in the community for his ability to provide high quality medical care and his outstanding management and leadership skills; and

      WHEREAS, CAHS provides medical and surgical management and comprehensive provider network services to insurers and health care organizations for the purpose of assuring high quality, cost efficient medical care. CAHS currently provides these services to organizations operating in various states; and

      WHEREAS, CAHS and Dr. Deutsch desire to enter into this Employment Agreement ("Agreement") for Dr. Deutsch's performance of his duties as Senior Vice President and National Medical Director of CAHS.

      In consideration of the mutual premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CAHS and Dr. Deutsch agree as follows:

1. DEFINITIONS

      As used in this Agreement, the following terms shall have the meanings set forth below:

      1.1 "Affiliate" shall mean a corporation which, directly or indirectly, controls, is controlled by or is under common control with CAHS, and for purposes hereof, "control" shall mean the ownership of 20% or more of the Voting Stock of CAHS.

      1.2 "Basic Salary" shall have the meaning assigned to it in Section 5 of this Agreement.

      1.3 "Board" shall mean the Board of Directors of CAHS as duly constituted from time-to-time.

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      1.4 "The Business"  shall mean the business to be conducted by CAHS or any
Subsidiary including, but not limited to, Care Management Business as defined in
Section 12.3.

      1.5 "Cause" shall mean:

(a) Dr. Deutsch's license to practice medicine in the State of Rhode Island, or any other state, his Board Certification or his federal DEA registration, is suspended, revoked, restricted or otherwise limited or terminated as a result of any disciplinary action, conviction of a crime or finding of incompetency;

(b) Dr. Deutsch is expelled, suspended or is subject to other disciplinary action by a professional organization having jurisdiction over Dr. Deutsch on grounds other than for non-payment of fees or resignation by Dr. Deutsch from any such professional organization under threat of disciplinary action on such grounds;

(c) Dr. Deutsch is adjudicated incompetent, dies, is unable to perform substantially all of the duties set forth hereunder due to any physical or mental illness, injury or impairment for one hundred eighty (180) continuous days;

(d) The continuing failure of Dr. Deutsch to perform his duties to CAHS or a Subsidiary (other than any such failure resulting from Dr. Deutsch's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) from CAHS and a reasonable opportunity to be heard and to cure such failure are given to Dr. Deutsch by CAHS;

(e) The conviction of Dr. Deutsch of a felony or any serious crimes (including any drug-related offenses) or the willful commission by Dr. Deutsch of any intentional wrongdoing outside the scope of his duties under this Agreement;

(f) The commission by Dr. Deutsch of an act of fraud in the performance of his duties;

(g) The order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of Dr. Deutsch's employment due to intentional misfeasance or malfeasance by Dr. Deutsch;

(h) The failure of Dr. Deutsch to maintain the standards set forth in Section 11 of this Agreement; or

(i) Dr. Deutsch becomes ineligible for professional liability insurance pursuant to Section 6.1 (xii).

For purposes of this subsection, no act, or failure to act, on Dr. Deutsch's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith without reasonable belief that his action or omission was in the best interests of CAHS or a Subsidiary.


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1.6 "Code" shall mean the Internal  Revenue  Code of 1986,  as amended,  and the rules, regulations and interpretations issued thereunder.

1.7 "Commencement Date" shall be the date first set forth on page one of this Agreement.

1.8 "Confidential Information" shall include, without limitation by reason of specification, any information, including, without limitation, trade secrets, vendor and customer lists, pricing policies, operational methods, methods of doing business, technical processes, formulae, designs and design projects, inventions, research projects, strategic plans, product information, production know-how and other business affairs of CAHS or its Affiliates, which (i) is or are designed to be used in or are or may be useful in connection with the business of CAHS, any Subsidiary or any Affiliate of any thereof, or which, in the case of any of these entities, results from any of the research or development activities of any such entity, and which (ii) is private or confidential in that it is not generally known or available to the public, except as the result of unauthorized disclosure by or information supplied by Dr. Deutsch, and (iii) which gives CAHS or a Subsidiary or any Affiliate an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use the same.

1.9 "Date of Termination" shall have the meaning assigned to it in Section 7.6.

1.10 "Disability" shall mean the inability of Dr. Deutsch to perform his duties of employment for CAHS, pursuant to the terms of this Agreement, because of the occurrence of an event that results in the physical or mental disability, where such disability shall have existed for a period of more than 90 consecutive days or an aggregate of 120 days in any 365 day period. Dr. Deutsch shall be entitled to receive long term disability payments under the long term disability plan of CAHS or any Subsidiary which employs Dr. Deutsch. The fact of whether or not a disability exists hereunder shall be determined by appropriate medical experts selected by the Board and agreed to by Dr. Deutsch's physician. The existence of a Disability means that, Dr. Deutsch's mental and/or physical condition substantially interferes with Dr. Deutsch's performance of his duties for CAHS, and/or its Subsidiaries as specified in this Agreement.

1.11 "Employment Year" shall mean each twelve-month period, or part thereof, during which Employee is employed hereunder, commencing on the Commencement Date and on the same day of any subsequent calendar year, the first such subsequent Employment Year being the twelve-month period which will begin on the first anniversary of the Commencement Date.

1.12  "Notice of  Termination"  shall have the meaning  assigned to that term in
Section 7.5.

1.13 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).


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1.14  "Retirement"  shall mean that Dr.  Deutsch  shall have  reached age 65 and shall voluntarily retire under CAHS' or a Subsidiary's retirement plan (if any) applicable to him or any earlier actual voluntary retirement by Dr. Deutsch from his employment with CAHS and its Subsidiaries.

1.15 "Restricted Period" shall have the meaning assigned to that term in Section 12.2.

1.16 "Severance" shall have the meaning assigned to that term in Section 7.7.

1.17 "Subsidiary" shall mean a corporation of which more than 50% of the Voting Stock is owned, directly or indirectly, by CAHS.

1.18 "Supplemental Salary shall have the meaning assigned to it in Section 5 of this Agreement.

1.19 "Term" shall mean the term of employment of Dr. Deutsch under this Agreement.

1.20 "Voting Stock" shall mean capital stock of a corporation which gives the holder the right to vote in the election of directors for such corporation in the ordinary course of business and not as the result of, or contingent upon, the happening of any event.

Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

2. EMPLOYMENT AND DUTIES OF EMPLOYEE

Employment; Title; Duties. CAHS hereby employs Dr. Deutsch, and Dr. Deutsch hereby accepts appointment as Senior Vice President of CAHS and National Medical Director of CAHS. The principle duties of Dr. Deutsch, as National Medical Director, shall be to perform those services set forth on Exhibit A attached hereto and incorporated herein, and, as Senior Vice President and as National Medical Director, to render services as are necessary and desirable to protect and advance the best interests of CAHS and its Subsidiaries, acting in all instances, under the supervision of and in accordance with instructions, directives, and guidelines established by the President or Executive Vice President of CAHS. Without further compensation, Dr. Deutsch agrees to serve (if requested to do so by the Board and if there is liability insurance in effect satisfactory to Dr. Deutsch) as a director of CAHS and, to the extent it is reasonably practicable to do so, as an officer and/or director of one or more Subsidiaries. At all times during the term of this Agreement, Dr. Deutsch shall retain the title of Senior Vice President of CAHS and the title of National Medical Director of CAHS.


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Performance of Duties. Dr. Deutsch's primary working responsibility shall be the performance of his duties as an executive of CAHS and the performance of such other reasonable executive and medical duties as are assigned him from time-to-time that are consistent with his position. During the Term and except as otherwise provided herein, Dr. Deutsch shall not engage in or become employed, directly or indirectly, in any business activities without the prior written consent of CAHS, nor shall he act as a consultant to or provide any services to, whether on a remunerative basis or otherwise, the commercial or professional business of any other Person which competes with the Business of CAHS and its Subsidiaries, without such prior written consent. Nothing contained in this Section 2.2 shall restrict or prohibit Dr. Deutsch from practicing medicine and/or participating in any meetings concerning Occupational Health and Rehabilitation and Health Solutions (organizations with which Dr. Deutsch had associations prior to the execution of this Employment Agreement) during the Term hereof provided such practice or participation does not impede Dr. Deutsch's fulfillment of his duties and responsibilities under this Employment Agreement.

3. TERM OF EMPLOYMENT

The employment of Dr. Deutsch pursuant to this Agreement shall commence as of the Commencement Date and end two years thereafter, unless sooner terminated pursuant to Section 7 of this Agreement. On the second anniversary of the Commencement Date, and on each anniversary thereafter, the term of this Agreement shall be extended for an additional one (1) year period unless within sixty (60) days prior to such anniversary date, either party may give written notice to the other that the term shall not be so extended. The term of this Agreement, including any extensions thereof, as provided herein, is hereinafter referred to as the "Term".

4. COMPENSATION AND BENEFITS

CAHS and/or its Subsidiaries shall pay Dr. Deutsch as compensation for all of the services to be rendered by him hereunder during the Term, and in consideration of the various restrictions imposed upon Dr. Deutsch during the Term, and otherwise under this Agreement, the Basic Salary and other benefits as provided for and determined pursuant to Sections 5 and 6, inclusive, of this Agreement.

5. BASIC SALARY/SUPPLEMENTAL SALARY/BONUS AWARDS

5.1 CAHS shall pay Dr. Deutsch a basic annual salary of $250,000 (the "Basic Salary"). The Basic Salary shall be prorated for the month in which employment by CAHS or a Subsidairy commences or terminates, and for any Employment Year which is less than twelve (12) months in duration.


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5.2 CAHS shall pay Dr.  Deutsch an annual  supplemental  salary of $50,000  (the
"Supplemental Salary") for his services as National Medical Director of CAHS. The supplemental salary shall be prorated for the month in which employment with CAHS or a Subsidiary commences or terminates, and for any Employment Year which is less than twelve (12) months in duration.

5.3 During the term of this Agreement, Dr. Deutsch shall be entitled to participate in such CAHS' Executive Annual Bonus Incentive Plan as may be established by the Board, which provides employees with annual bonuses based upon CAHS profitability.

5.4 The Basic Salary specified in Section 5.1 and the Supplemental Salary specified in Section 5.2 shall be payable in bi-weekly installments in accordance with CAHS' payroll practices, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations, deductions for employee contributions to welfare and/or fringe benefits provided by CAHS to Dr. Deutsch and less such other deductions or amounts, if any, as are authorized by Dr. Deutsch.

6. ADDITIONAL BENEFITS AND REIMBURSEMENT FOR EXPENSES

6.1 Additional Benefits. CAHS shall provide the following additional benefits to Dr. Deutsch during the Term, except, however, that CAHS reserves the right to alter or modify any of these benefits provided such alterations or modifications do not unreasonably affect Dr. Deutsch's terms and conditions of employment:

            (i) participation on an equitable basis in CAHS' health insurance benefit plans established for senior management employees of CAHS;

            (ii) vacation leave with pay in each Employment Year to accrue in accordance with CAHS personnel policies;

            (iii) personal leave with pay in each Employment Year to accrue in accordance with CAHS personnel policies;

            (iv) five (5) days education leave with pay in each Employment Year to accrue at the rate of .42 days per month or part thereof;

            (v) Dr. Deutsch shall also be entitled to all holiday privileges approved by the Board during the Term;


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            (vi)  participation  in the group life  insurance  available  to all employees of CAHS whereby CAHS will pay the annual premium attributable to one times Dr. Deutsch's Basic Salary with Dr. Deutsch having the option to purchase at his cost and expense additional insurance (with the benefit payable to Dr. Deutsch's designee) if permissible under the terms of the policy, and the option to purchase or continue the policy, at his sole cost, upon termination of his employment hereunder if permissible under the terms of the policy.

            (vii) participation in the long-term disability plan of CAHS in accordance with company policy;

            (viii) participation in the short-term disability plan of CAHS in force at the time of such disability.

            (ix) participation by Dr. Deutsch in a CAI stock award and CAI stock option plan for senior management of CAHS on a basis determined by CAHS on a basis at least consistent for senior management of CAHS.

            (x) participation by Dr. Deutsch in CAHS's 401(k) plan in accordance with Company policy;

            (xi) participation by Dr. Deutsch in other benefits, as established from time to time by CAHS.

            (xii)  Dr.  Deutsch  will  be  covered  by  professional   liability
      insurance in force for senior management of the Company;

      6.2 Reimbursement of Licensing Fees and Subscription Charges. CAHS shall reimburse Dr. Deutsch for any out-of-pocket expenses (not paid directly by CAHS) that are incurred by Dr. Deutsch in connection with the renewal of his medical license in Rhode Island, subscription charges, professional membership fees and costs incurred by Dr. Deutsch in connection with professional fees related to medical licensure. Reimbursement under this Section 6.2 shall not exceed the amount of $2500 per year.

      6.3 Reimbursement of Continuing Medical Education. CAHS shall reimburse Dr. Deutsch for any reasonable and necessary out-of-pocket expenses (not paid directly by CAHS) that are incurred by Dr. Deutsch in connection with his annual Continuing Medical Education requirements, if any, including program or tuition costs, travel, lodging, meals and telephone. Reimbursement under this Section
6.3 shall not exceed the amount of $5,000 per year.


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      6.4  Reimbursement  of Expenses.  CAHS shall reimburse Dr. Deutsch for any reasonable and necessary out-of-pocket expenses (not paid directly by CAHS) that are incurred by Dr. Deutsch in connection with the duties performed under this Agreement, including travel, lodging, meals and telephone calls in connection with the business of CAHS. Dr. Deutsch will submit appropriate documentation, approved as to form, by CAHS, to CAHS on a monthly basis for the eligible expenses specified hereunder that were incurred during that time period. Payment will be made by CAHS to Dr. Deutsch no later than the thirtieth (30th) calendar day following receipt of such bills.

      6.5 CAHS agrees to provide Dr. Deutsch with appropriate computer hardware and software as determined by CAHS and a pager/beeper to be used in connection with his duties and responsibilities under this Employment Agreement.

      6.6 Reimbursement of Malpractice Insurance Expense. CAHS shall reimburse Dr. Deutsch up to $8,000 per year for the first year of this Agreement and up to $6,500 per year for the second year of this Agreement for malpractice insurance upon presentation of paid receipts by Dr. Deutsch.

7. TERMINATION OF EMPLOYMENT

      7.1 Death. If Dr. Deutsch dies during the Term, on the date of his death this Agreement shall terminate.

      7.2 Disability. If, during the Term, Dr. Deutsch has a Disability, CAHS may, at any time after Dr. Deutsch has a Disability, terminate Dr. Deutsch's employment by written notice to him; provided, however, that CAHS shall maintain in effect and continue to pay all premiums due under Dr. Deutsch's disability insurance policy if the continued payments of such premium is a condition to the continuation of Dr. Deutsch's disability payments.

      7.3 Retirement. The Agreement will be terminated by Dr. Deutsch's Retirement at the date of such Retirement.

      7.4 Termination for Cause. CAHS may terminate Dr. Deutsch's employment hereunder for Cause at any time by written notice given to Dr. Deutsch by the CEO.

      7.5 Notice of Termination. Any purported termination of employment by CAHS or a Subsidiary by reason of Dr. Deutsch's Disability or for Cause shall be communicated by written Notice of Termination to Dr. Deutsch signed by the Chief Executive Officer. For purposes of this Agreement, a "Notice of Termination" shall mean a notice given by CAHS which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of or termination under this Agreement.


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      7.6  Date of  Termination.  For  purposes  of  this  Agreement,  "Date  of
Termination" shall mean the date of Death, Retirement or the date of termination of employment specified in the Notice of Termination.

      7.7 Payments on Termination. Upon termination of Dr. Deutsch's employment by CAHS other than by reason of Dr. Deutsch's Death, Disability, Retirement or for Cause, CAHS will pay to Dr. Deutsch the following Severance (subject to any applicable payroll or other taxes required to be withheld): in the event such termination, one-twelfth (1/12) of Dr. Deutsch's Basic Salary and Supplemental Salary shall be paid monthly for a period covering twelve months following such termination.

      7.8 Termination by CAHS for Cause. In the event of the termination of Dr. Deutsch's employment by CAHS for Cause, Dr. Deutsch or his estate or beneficiary, as the case may be, shall receive his Basic Salary to the Date of Termination and no other amount except as required by law or by the terms of employee welfare plans in which Dr. Deutsch was a participant.

      7.9 Termination by Death, Retirement or Disability. In the event of the termination of Dr. Deutsch's employment by Retirement, Death or Disability, Dr. Deutsch or his estate or beneficiary, as the case may be, shall receive his Basic Salary through the Date of Termination.

8. REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION BY EMPLOYEE

      8.1 Prior Medical Practice. Dr. Deutsch represents that he is not subject to any restrictive covenant that would prevent his performance of the duties of National Medical Director at CAHS as described above.

      8.2 Pending Patient-Related Litigation. Dr. Deutsch hereby represents that to the best of his knowledge and belief, he is not a party to any pending professional liability or other patient-related litigation, that no such actions have been threatened, that there are no proceedings threatened or pending against Dr. Deutsch before any professional licensing board, and that Dr. Deutsch is not aware of any state of facts which reasonably could be expected to lead to any such litigation or proceeding.

      8.3 Prior Acts Insurance Coverage. Dr. Deutsch has provided CAHS with a certificate of insurance as evidence of adequate professional liability insurance to insure against professional liability claims arising out of occurrences prior to the Effective Date hereof and a copy of such certificate of insurance is attached hereto.

      8.4 Indemnification. Dr. Deutsh hereby agrees to indemnify, defend and hold harmless CAHS from and against any and all claims, losses, liabilities, damages (including, without limitation, compensatory and/or punitive damages), costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by CAHS as a result of any claim or action relating to Dr. Deutsch's practice of medicine prior to the Effective Date.


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      8.5 The foregoing  representations,  warranties and indemnification  shall remain in effect throughout the Term and for a period of two (2) years following the termination or expiration of this Agreement.

9. CONFIDENTIAL INFORMATION AND PROPRIETARY INTERESTS

      9.1 Acknowledgment of Confidentiality. Dr. Deutsch understands and acknowledges that he may obtain Confidential Information during the course of his employment by CAHS. Dr. Deutsch further acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and that, in connection with such services, he will have access to Confidential Information vital to CAHS's and Affiliates' business. Accordingly, Dr. Deutsch agrees that he shall not, either during the Term or at any time within one year after the Date of Termination, (i) use or disclose any such Confidential Information outside CAHS and Affiliates' or (ii), except as required in the proper performance of his services hereunder, remove or aid in the removal from the premises of CAHS or any Affiliate, any Confidential Information or any property or material relating thereto.

      The foregoing confidentiality provisions shall cease to be applicable to any Confidential Information which becomes generally available to the public
(except by reason of or as a consequence of a breach by Dr. Deutsch of his obligations under this Section 9).

      In the event Dr. Deutsch is required by law or a court order to disclose any such Confidential Information, he shall, subject to the requirements of applicable law, promptly notify CAHS of such requirement and provide CAHS with a copy of any court order or of any law which in his opinion requires such disclosure and, if CAHS so elects, and if he is legally able to do so, permit CAHS an adequate opportunity, at its own expense, to contest such law or court order.

      9.2 Delivery of Material. Dr. Deutsch shall promptly, and without charge, deliver to CAHS on the termination of his employment hereunder, or at any other time CAHS may so request, all memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies thereof) relating to the business of CAHS and the Affiliates, and all property associated therewith, which he may possess or have under his control.

      9.3 Extension of Section 12. All of the provisions of Section 12 shall be deemed to be applicable to all Confidential Information to which Dr. Deutsch may have obtained access or which he may have invented or developed during his employment by CAHS or any Subsidiary.

10. DISPUTES AND REMEDIES

      10.1 Waiver Of Jury Trial. Dr. Deutsch and CAHS hereby waive the right to a trial by jury in the event of any dispute which arises under this Agreement.


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      10.2 Injunctive  Relief.  If Dr. Deutsch commits a breach, or threatens to commit a breach, of any of the provisions of Section 12, CAHS shall have the following rights and remedies (each of which shall be independent of the other, and shall be severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to CAHS at law or in equity):

            (i) the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged by Dr. Deutsch that any such breach or threatened breach will or may cause irrespirable injury to CAHS and that money damages will or may not provide an adequate remedy to CAHS; and

            (ii) the right and remedy to require Dr. Deutsch to account for and pay over to CAHS all compensation, profits, monies, increments, things of value or other benefits, derived or received by Dr. Deutsch as the result of any acts or transactions constituting a breach of any of the provisions of Section 12 of this Agreement, and Dr. Deutsch hereby agrees to account for and pay over all such compensation, profits, monies, increments, things of value or other benefits to CAHS.

      10.3 Partial Enforceability. If any provision contained in Section 12, or any part thereof, is construed to be invalid or unenforceable, the same shall not affect the remainder of Dr. Deutsch's agreements, covenants and undertakings, or the other restrictions which he has accepted, in Section 12, and the remaining such agreements, covenants, undertakings and restrictions shall be given the fullest possible effect, without regard to the invalid parts.

      10.4 Intention of Parties. It is expressly understood and agreed that the confidentiality and proprietary rights provisions of this Agreement have been accepted, and agreed to by Dr. Deutsch in contemplation of this Agreement. It is therefore the specific intention of the parties, any general considerations of public policy to the contrary nothwithstanding, that the provisions of Section 12 of this Agreement shall be enforced as written and to the fullest extent possible.

11. GOOD STANDING

      11.1 CAHS represents that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CAHS further represents that it has full power and authority to conduct its business and to enter into this Agreement.


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

      11.2 Dr. Deutsch represents that he presently meets the following criteria and that he will continue to maintain compliance with these criteria unless waived by CAHS:

            (i)  Current  license  to  practice  medicine  in the State of Rhode
      Island;

            (ii) Full compliance with all applicable federal, state and local laws, regulations, and ethical standards governing the practice of medicine generally; and

            (iii) High ethical standards and in good professional standing in the community.

12. RESTRICTIONS

      12.1 Acknowledgement. Dr. Deutsch acknowledges that his services provided to CAHS under this Agreement will provide him with exposure to insurance companies and other third-party payers of health care services.

      12.2 Restrictions. Accordingly, the parties hereby agree that during the term of this Agreement and for a period of one (1) year from the date of termination of this Agreement by either party (the "Restrictive Period"), Dr. Deutsch shall not directly or indirectly:

            (i) induce or attempt to influence any organization or entity that has a contractual relationship with CAHS at any time during the Restrictive Period to terminate such relationship or, to the extent such relationship terminates for any reason, prevent or attempt to prevent the reestablishment of such relationship(s).

            (ii) solicit to provide medical management services, directly or indirectly through association with any entity that so solicits, to any insurance company or other third party payor of health care services with which CAHS has any such contractual relationship(s) at the time of termination of his employment hereunder and at any time during the remainder of the Restrictive Period; or

            (iii) for the purpose of conducting or providing services similar to those provided hereunder, engage, hire, offer to engage or hire, or employ or enter into business with any person or entity which served as an employee or independent contractor of CAHS at the time of termination of his employment hereunder and at any time during the remainder of the Restrictive Period, whether as a joint venture, partnership, corporation, or otherwise, without the prior written consent of CAHS.


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

      12.3 During the term of this Agreement and for a period of one (1) year following the termination of Dr. Deutsch's Employment by either party, Dr. Deutsch agrees that he will not in any way, directly or indirectly, manage, operate, control or accept employment or a consulting position with or otherwise be connected with, or own, or have any other interest in or right with respect to (other than through ownership of not more than five (5%) percent of the outstanding shares of a corporation's stock which is public traded or listed on a national securities exchange) a Care Management Company (as hereinafter defined) which competes (or is deemed to compete by fulfilling the conditions stated in the following sentence) with CAHS or a subsidiary or affiliate of CAHS in the Care Management Business (as hereinafter defined).

      For purposes of this Agreement, (i) a "Care Management Business" means, and is limited to, utilization review of inpatient and outpatient care and managed care or disease management services for other entities such as insurance companies and other payers; (ii) a "Care Management Company" means an entity substantially all of the business of which consists of the Care Management Business.

      The foregoing restriction on competition shall be limited to competition in any State, including the District of Columbia, in which CAHS or any of its subsidiaries conducts its Care Management Business.

      12.4 For purposes of Section 12.3, an enterprise shall be deemed to be competing with CAHS' business nothwithstanding the fact that it does not within the one (1) year period following the termination of the Employment actually compete with CAHS if (i) within the one (1) year period following the termination of the Employment the enterprise is actively developing the capability to compete with CAHS; (ii) Dr. Deutsch has knowledge of such efforts and (iii) within six (6) months of developing such capability but in no event later than six (6) months following one (1) year from the date of termination of the Employment the enterprise actively competes with CAHS.

      Nothwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall be interpreted to restrict Dr. Deutsch from treating clinical patients and conducting the practice of medicine (directly or through another person or entity) during or after the term of this Agreement, or after the term of this Agreement (subject to Section 12.5) accepting employment with an insurance company or other third party payer, hospital, health maintenance organization, other facility providing care to patients or continuing or renewing his relationship with Occupational Health and Rehabilitation and Health Solutions.

      12.5 During the term of this Agreement and for a period of one (1) year following the termination of Dr. Deutsch's Employment by either party, Dr. Deutsch agrees that he will not seek or accept employment, an affiliation, a consultancy or any other arrangement with any company, entity, employer, health plan or customer with which CAHS, at the time of termination of his employment hereunder has or is negotiating a business relationship and about which he has actual or contructive knowledge.


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

      12.6 Reasonableness of Restrictions. The parties hereby acknowledge that the restrictions contained in Section 12.2 above are reasonable and necessary to protect the legitimate interests of CAHS and that any violation of such restrictions would result in irreparable injury to CAHS. CAHS and Dr. Deutsch acknowledge that in the event of a violation of any such restriction which is not corrected within thirty (30) days thereof, CAHS shall be entitled to injunctive relief without having to prove actual damages or immediate or irreparable harm or to post a bond. CAHS shall also be entitled to an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which CAHS may be entitled at law or in equity. In the event of any such violation, the Restrictive Period referred to in Section 12.2 shall be extended by a period of time equal to that period beginning with the commencement of any such violation and ending when such violation finally shall have been terminated in good faith.

13. GENERAL

      13.1 The headings of the Sections of this Agreement are for convenience only and shall not affect the meanings or interpretations of the contents thereof.

      13.2 This Agreement is intended by the parties to replace the Employment Agreement among them dated as of July 1, 1995 ("Prior Employment Agreement") as of its Effective Date. Commencing the 28th day of April, 1998, the Prior Employment Agreement shall be terminated and of no effect, except to the extent of obligations thereunder that have accrued prior to such date and that have not been satisfied as of such date. Notwithstanding anything in this Section to the contrary, the parties intend that the "Addendum to Employment Agreement of Stephan D. Deutsch, M.D., dated July 1, 1995" shall continue to remain in full force and effect, and that such Addendum shall be amended to substitute "April 28, 1998" for each reference therein to "July 1, 1995."

      13.3 This Agreement represents the complete understanding between the parties, and supersedes all prior negotiations, representation or agreements, wheter written or oral, as to the matters described herein. It may be amended only by a written instrument signed by the duly authorized representatives of both parties. No requirement, obligation, remedy or provision of this Agreement shall be deemed to have been waived, unless so waived expressly in writing, and any waiver of any provision shall not be considered a waiver of any right to enforce such provision thereafter.

      13.4 All notices authorized or required herein shall be in writing and shall be sent by certified mail, return receipt requested, to the parties at their respective addresses as set forth above:

      13.5 This Agreement shall be governed by the laws of the State of New Jersey.

      13.6 For all purposes, this Agreement shall be deemed to have been drafted by both parties executing it. The representations, terms, covenants and conditions contained herein shall be deemed to be material and to have been relied upon by the party or parties to whom they have been made.


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

      13.7 Without the prior written consent of the other party hereto, neither party may assign any of its rights or delegate any of its obligations hereunder. Subject to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement under their respective hands and seals as of the day and year first written above.


WITNESS:                               STEPHAN D. DEUTSCH, M.D.

______________________________         _______________________________________



ATTEST:                             CAREADVANTAGE, INC.

______________________________      By: ______________________________________
                                        Richard W. Freeman, M.D., Executive Vice
                                        President


ATTEST:                             CAREADVANTAGE HEALTH SYSTEMS, INC.

______________________________      By: ______________________________________
                                        Richard W. Freeman, M.D., Executive Vice
                                        President


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

                                    EXHIBIT A

              NATIONAL MEDICAL DIRECTOR DUTIES AND RESPONSIBILITIES

1. Synthesis of products into Model CareManagement Program. Primary responsibility for development and continued enhancement of the CareAdvantage Care Management Program, including assurance that Program can meet accreditation criteria, either directly or under delegate status, as appropriate for various CAI clients, of URAC, NCQA or JCAHO, and other regulatory or accrediting agencies

2. National Recognition for CareAdvantage. Primary responsibility (a) for establishment of and development of role of CareAdvantage National
      Advisory Board, and (b) for maintenance of the CareAdvantage National Specialty Physician Panel, and (c) development and maintenance of formal relationships with appropriate national medical and professional societies, such as the American College of Physicians, the Americal College of Obstetricians and Gynecologists, etc., as well as liaison with medical schools

3. Quality management. Primary responsibility (a) for development and enhancement of career development opportunities for CareAdvantage medical directors, including orientation and initial training and for continued training on current and new products, and (b) for development and application of quality indicators to assure consistency of application of products and programs by CareAdvantage medical directors

4. Selection of combinations of products and product components for model applications for specific market niches. Secondary responsibility, in support of senior vice president for marketing and sales, for selecting the components of the Care Management Program to develop optimal model care management programs marketable to each market niche, including , but not limited to, large insurers, HMOs, TPAs, re-insurers, integrated delivery systems, and large PPMs/MSOs


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